Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Translate Bio, Inc. of our report dated March 30, 2018, except for the effects of the reverse stock split discussed in Note 16 to the consolidated financial statements, as to which the date is June 18, 2018, relating to the financial statements, which appears in Translate Bio, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333- 225368).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 2, 2018